LIMITED POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of, Raymond P. Bussiere and Denis Mendonca each of them individually, the undersigned's true and lawful attorney-in-fact to:

1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Interactive Brokers Group, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership,  acquisition, or disposition of securities of the Company;

3)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

4)
take any other action or any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-in- fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney supersedes and replaces any prior instruments executed by the undersigned that grant a power of attorney to any person in connection with the subject matter of this Power of Attorney, and any authority granted pursuant to any such prior power of attorney is hereby revoked effective as of the date hereof. This revocation shall not affect the validity of any act properly carried out by my lawfully appointed attorneys-in-fact prior to the date hereof.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of  and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS THEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of March, 2022.

/s/ Jill H. Bright
Jill H. Bright

STATE OF NEW YORK
COUNTY OF NEW YORK

 On March 22,2022, before me, Brian Pahk, a notary public, personally appeared Jill Bright who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Brian D Pahk (seal)

BRIAN D PAHK
NOTARY PUBLIC-STATE OF NEWYORK
Registration No 01PA6248720
Qualified in Kings County
Commission Exp. September 19, 2023